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                                                                    Exhibit 99.2

                            Certification Pursuant to
                             18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Annual Report on Form 11-K of Brush Engineered Materials Inc. (the "Company") for the annual period ended on December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), John D. Grampa, as Vice President Finance and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), that:

1. The report fully complies with the requirements of Section 13(a) or 15(D) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Brush Engineered Materials Inc. Savings and Investment Plan.

Dated: June 20, 2003



                                 /s/ John D. Grampa
                                 --------------------------------------
                                 John D. Grampa
                                 Vice President Finance and Chief Financial
                                          Officer